Exhibit 99.1

NEWS RELEASE

Teradata Reports 2013 Third Quarter Results

–	Revenue of $666 million was up 3 percent, up 5 percent in constant currency(1)

–	GAAP EPS $0.59, non-GAAP EPS $0.70(2)

ATLANTA – October 31, 2013 – Teradata Corporation, (NYSE: TDC), a global leader in analytic data platforms, marketing and analytic applications, and consulting services, today reported revenue of $666 million for the quarter ended September 30, 2013, an increase of 3 percent from $647 million in the third quarter of 2012. Third quarter revenue increased 5 percent year-over-year when compared in constant currency.(1)

Gross margin was 53.8 percent, versus 55.8 percent in the third quarter of 2012, as reported under U.S. Generally Accepted Accounting Principles (GAAP). On a non-GAAP basis, excluding stock-based compensation expense and special items, gross margin was 55.0 percent, versus 56.9 percent in the prior year period.(2)

Teradata reported third quarter net income of $98 million, or $0.59 per diluted share, which compared to net income of $104 million, or $0.60 per diluted share, in the third quarter of 2012. Stock-based compensation expense and other special items reduced Teradata’s third quarter net income by $18 million (or 11 cents of earnings per diluted share as reported under GAAP).(2) Excluding stock-based compensation expense and special items, non-GAAP net income in the third quarter of 2013 was $116 million, or $0.70 per diluted share, versus $119 million, or $0.69 per diluted share, in the third quarter of 2012.(2)

“Our continued investments and innovations in data warehousing, big data analytics and integrated marketing will further extend our market leadership and competitive position,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “These are three strategic and growing markets that will remain high priorities for companies around the world for the next several years.”

Segment Revenue Performance

	For the Three Months Ended September 30 (in millions)				For the Nine Months Ended September 30 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg in CC**	2013	2012	% Chg As Rpt’d	% Chg in CC**
Americas	$409	$384	7%	7%	$1,169	$1,170	0%	0%
International*	$257	$263	-2%	0%	$754	$755	0%	2%

Total Revenue	$666	$647	3%	5%	$1,923	$1,925	0%	1%

* For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

**Constant currency.

Operating Income

Third quarter GAAP operating income of $132 million compared to $143 million reported in the third quarter of 2012. On a non-GAAP basis, operating income was $158 million versus $166 million in the third quarter of 2012.(2) The difference was primarily due to less favorable revenue mix and higher selling expense largely driven by the addition of sales resources during the last 12 months.

Cash Flow

During the third quarter of 2013, Teradata generated $64 million of cash from operating activities, compared to $107 million in the prior-year period. Teradata generated $29 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the third quarter of 2013, versus $67 million in the same period in 2012.

Year to date, Teradata generated $447 million of cash from operating activities, compared to $451 million in the prior-year period. Teradata generated $347 million of free cash flow(3) in the first nine months of 2013, versus $342 million in the same period in 2012.

Balance Sheet

Teradata ended the quarter with $862 million in cash, a $36 million increase from June 30, 2013. As of September 30, 2013, Teradata had total debt of $278 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2013 Outlook

Teradata expects full-year 2013 revenue to be approximately the same as reported in 2012, an increase of 1 percent when measured in constant currency.(1)

Teradata expects earnings per share for the full-year 2013 to be in the $2.27-$2.37 range on a GAAP basis and $2.70-$2.80 on a non-GAAP basis, which excludes stock-based compensation expense and other special items.(2)

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third quarter 2013 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency (“CC”) basis.

	For the Three Months Ended September 30 (in millions)				For the Nine Months Ended September 30 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg In CC	2013	2012	% Chg As Rpt’d	% Chg In CC
Revenue
Products (software/hardware)	$306	$306	0%	1%	$858	$935	-8%	-8%

Consulting services	$200	$194	3%	6%	$593	$552	7%	9%
Maintenance services	$160	$147	9%	11%	$472	$438	8%	9%

Total Services	$360	$341	6%	8%	$1,065	$990	8%	9%

Total Revenue	$666	$647	3%	5%	$1,923	$1,925	0%	1%

By segment
Americas	$409	$384	7%	7%	$1,169	$1,170	0%	0%
International*	$257	$263	-2%	0%	$754	$755	0%	2%

Total Revenue	$666	$647	3%	5%	$1,923	$1,925	0%	1%

* For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2013 third quarter GAAP operating income results as reported in this release included $12 million of stock-based compensation expense; $11 million of amortization of acquisition-related intangible assets; and $3 million of acquisition transaction and integration expenses.

Special items for Teradata’s year-to-date non-GAAP net income as reported in this release also included a $4 million income tax expense related to the 2012 U.S. Research & Development tax credit, which was retroactively enacted in the first quarter of 2013. The 2012 R&D tax credit benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related the 2012 tax reporting period. However, Teradata did not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until the first quarter of 2013. As a result, the $4 million income tax benefit is included in Teradata’s year-to-date 2013 GAAP net income, but excluded from the company’s year-to-date non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

(in millions, except per share data)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2013	2012	% Chg as Rpt’d	2013	2012	% Chg As Rpt’d
Gross Margin:
GAAP Gross Margin	$358	$361	-1%	$1,042	$1,081	-4%
% of Revenue	53.8%	55.8%		54.2%	56.2%
Excluding:
Stock-based compensation expense	2	1		5	3
Purchase accounting adjustments	—	—		—	2
Amortization of acquisition-related intangible assets	6	7		19	16
Transaction, integration and reorganization related costs	—	—		1	1

Non-GAAP Gross Margin	$366	$369	-1%	$1,067	$1,103	-3%

% of Revenue	55.0%	56.9%		55.5%	57.2%

Operating Income:
GAAP Operating Income	$132	$143	-8%	$355	$430	-17%
% of Revenue	19.8%	22.1%		18.5%	22.3%
Excluding:
Stock-based compensation expense	12	10		39	31
Purchase accounting adjustments	—	—		—	2
Amortization of acquisition-related intangible assets	11	11		33	26
Transaction, integration and reorganization related costs	3	2		9	12

Non-GAAP Operating Income	$158	$166	-5%	$436	$501	-13%

% of Revenue	23.7%	25.6%		22.7%	26.0%

Net Income:
GAAP Net Income	$98	$104	-6%	$265	$307	-14%
% of Revenue	14.7%	16.1%		13.8%	15.9%
Excluding:
Stock-based compensation expense	8	6		26	19
Purchase accounting adjustments	—	—		—	1
Amortization of acquisition-related intangible assets	8	7		22	17
Transaction, integration and reorganization related costs	2	2		6	10
2012 R&D Tax Credit, enacted in 2013	—	—		-4	—

Non-GAAP Net Income	$116	$119	-3%	$315	$354	-11%

% of Revenue	17.4%	18.4%		16.4%	18.3%

	For the Three Months Ended September 30		For the Nine Months Ended September 30
Diluted Earnings Per Share:	2013	2012	2013	2012	Full-Year 2013 Guidance
GAAP Diluted Earnings Per Share	$0.59	$0.60	$1.59	$1.78	$2.27-$2.37
Excluding:
Stock-based compensation expense	$0.05	$0.04	$0.16	$0.11	$0.21
Purchase accounting adjustments	—	—	—	$0.01	—
Amortization of acquisition-related intangible assets	$0.05	$0.04	$0.13	$0.10	$0.17
Transaction, integration and reorganization related costs	$0.01	$0.01	$0.03	$0.06	$0.07
2012 R&D Tax Credit, enacted in 2013	—	—	($0.02)	—	($0.02)

Non-GAAP Diluted Earnings Per Share	$0.70	$0.69	$1.89	$2.06	$2.70-$2.80

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	(in millions)		(in millions)
	2013	2012	2013	2012
Cash provided by operating activities (GAAP)	$64	$107	$447	$451
Less capital expenditures for:
Expenditures for property and equipment	(13)	(18)	(44)	(49)
Additions to capitalized software	(22)	(22)	(56)	(60)

Total capital expenditures	(35)	(40)	(100)	(109)

Free Cash Flow (non-GAAP measure)(3)	$29	$67	$347	$342

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the analytics data solutions business, including ongoing consolidation activity, threats from new and emerging analytic data technologies and competitors, and increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata

Teradata (NYSE: TDC), a global leader in analytic data platforms, marketing and analytic applications, and consulting services, helps organizations become more competitive by increasing the value of their data and customer relationships. Visit teradata.com for details.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

For investor information: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	For media information: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.co

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Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended September 30
	Three Months			Nine Months
	2013	2012	% Chg	2013	2012	% Chg
Revenue
Products	$306	$306	0%	$858	$935	-8%
Services	360	341	6%	1,065	990	8%

Total revenue	666	647	3%	1,923	1,925	0%

Product gross margin	188	211		546	638
% of Revenue	61.4%	69.0%		63.6%	68.2%
Services gross margin	170	150		496	443
% of Revenue	47.2%	44.0%		46.6%	44.7%

Total gross margin	358	361		1,042	1,081
% of Revenue	53.8%	55.8%		54.2%	56.2%

Selling, general and administrative expenses	183	174		547	518
Research and development expenses	43	44		140	133

Income from operations	132	143		355	430
% of Revenue	19.8%	22.1%		18.5%	22.3%

Other expense, net	—	—		(1)	(1)

Income before income taxes	132	143		354	429
% of Revenue	19.8%	22.1%		18.4%	22.3%

Income tax expense	34	39		89	122

% Tax rate	25.8%	27.3%		25.1%	28.4%

Net income	$98	$104		$265	$307

% of Revenue	14.7%	16.1%		13.8%	15.9%

Net income per common share
Basic	$0.60	$0.62		$1.62	$1.82
Diluted	$0.59	$0.60		$1.59	$1.78

Weighted average common shares outstanding
Basic	163.2	168.8		164.0	168.4
Diluted	166.4	172.4		167.1	172.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30, 2013	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$862	$826	$729
Accounts receivable, net	546	514	668
Inventories	67	70	47
Other current assets	85	83	90

Total current assets	1,560	1,493	1,534
Property and equipment, net	157	156	150
Capitalized software, net	189	182	173
Goodwill	945	934	932
Acquired intangible assets	159	168	186
Deferred income taxes	25	24	29
Other assets	83	85	62

Total assets	$3,118	$3,042	$3,066

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$98	$105	$141
Payroll and benefits liabilities	124	116	158
Deferred revenue	374	422	375
Other current liabilities	126	131	132

Total current liabilities	722	774	806
Long-term debt	255	263	274
Pension and other postemployment plan liabilities	81	72	73
Long-term deferred revenue	26	29	30
Deferred tax liabilities	87	86	83
Other liabilities	29	28	21

Total liabilities	1,200	1,252	1,287

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	963	941	898
Treasury Stock	(989)	(988)	(806)
Retained earnings	1,921	1,823	1,656
Accumulated other comprehensive income	21	12	29

Total stockholders’ equity	1,918	1,790	1,779

Total liabilities and stockholders’ equity	$3,118	$3,042	$3,066

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months		Nine Months
	2013	2012	2013	2012
Operating activities
Net income	$98	$104	$265	$307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39	32	109	93
Stock-based compensation expense	12	10	39	31
Excess tax benefit from stock-based compensation	(3)	(9)	(7)	(33)
Deferred income taxes	1	6	7	28
Changes in assets and liabilities:
Receivables	(31)	(19)	126	(20)
Inventories	4	(5)	(19)	21
Current payables and accrued expenses	(14)	45	(86)	23
Deferred revenue	(51)	(53)	(5)	19
Other assets and liabilities	9	(4)	18	(18)

Net cash provided by operating activities	64	107	447	451

Investing activities
Expenditures for property and equipment	(13)	(18)	(44)	(49)
Additions to capitalized software	(22)	(22)	(56)	(60)
Business acquisitions and other investing activities, net	—	(1)	(39)	(239)

Net cash used in investing activities	(35)	(41)	(139)	(348)

Financing activities
Repurchases of common stock	(3)	(2)	(187)	(39)
Repayments of long-term borrowings	(3)	(4)	(11)	(8)
Excess tax benefit from stock-based compensation	3	9	7	33
Other financing activities, net	8	12	23	48

Net cash provided by (used in) financing activities	5	15	(168)	34

Effect of exchange rate changes on cash and cash equivalents	2	7	(7)	—

Increase in cash and cash equivalents	36	88	133	137
Cash and cash equivalents at beginning of period	826	821	729	772

Cash and cash equivalents at end of period	$862	$909	$862	$909

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months				Nine Months
	2013	2012	% Change As Reported	% Change Constant Currency	2013	2012	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$409	$384	7%	7%	$1,169	$1,170	0%	0%
International	257	263	-2%	0%	754	755	0%	2%

Total revenue	666	647	3%	5%	1,923	1,925	0%	1%

Segment gross margin

Americas	233	229			668	703
% of Revenue	57.0%	59.6%			57.1%	60.1%

International	125	132			374	378
% of Revenue	48.6%	50.2%			49.6%	50.1%

Total gross margin	358	361			1,042	1,081
% of Revenue	53.8%	55.8%			54.2%	56.2%

Selling, general and administrative expenses	183	174			547	518
Research and development expenses	43	44			140	133

Income from operations	$132	$143			$355	$430

% of Revenue	19.8%	22.1%			18.5%	22.3%